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                                  NSAR ITEM 77O
                        January 1, 2000 to June 30, 2000
                                 VK Income Trust
                               10f-3 Transactions

  UNDERWRITING #         UNDERWRITING              PURCHASED FROM      AMOUNT OF SHARES   % OF UNDERWRITING    DATE OF PURCHASE
                                                                          PURCHASED


         1           Focal Communications       Salomon Smith Barney        660,000             0.240%             01/07/00
                                                        DLJ
                                                        MSDW
                                                   TD Securities
                                                Banc of America Sec

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